Exhibit 99(a)

TRUSTCO BANK CORP NY
EXECUTIVE COMPENSATION CLAWBACK POLICY
July 19, 2016

Guiding Principles

Consistent with good corporate governance principles, TrustCo Bank Corp NY (the “Company”) believes that it is in the best interests of the Company to adopt and maintain a policy that provides for the “clawback” of an executive officer’s incentive-based compensation in the event that there has been a material misstatement of the Company’s financial statements (the “Restatement Clawback Policy”), or such executive officer has committed an act of material fraud or misconduct (the “Misconduct Clawback Policy,” and collectively with the Restatement Clawback Policy, the “Clawback Policy”), in each case, as provided below.  The Restatement Clawback Policy is intended to be compliant with Section 10D of the Securities Exchange Act of 1934 and the rules promulgated thereunder, when and as promulgated (the “Restatement Clawback Rules”) and shall be interpreted consistent therewith.

Restatement Clawback Policy

General.  In the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with a financial reporting requirement under the securities laws, regardless of whether such restatement is a result of misconduct (a “Financial Restatement”), and one or more Executive Officers (as defined below) received Excess Incentive-Based Compensation (as defined below) during the three completed fiscal years (or such longer period as provided in the Restatement Clawback Rules on account of a change in the Company’s fiscal years) immediately preceding the date on which the Company is required to prepare a Financial Restatement (the “Look-Back Period”), the Company shall recover the amount of such Excess Incentive-Based Compensation, except as provided below.

Investigation in Connection with Financial Restatement.  Promptly following the date that the Company is required to prepare a Financial Restatement, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company shall review all of the Incentive-Based Compensation (as defined below) received by the Executive Officers during the Look-Back Period (the “Awarded Compensation”).  For purposes of this Restatement Clawback Policy, the Company is deemed to be required to prepare a Financial Restatement on the earlier of (i) the date the Board, a committee of the Board or an officer of the Company authorized to take such action if the Board is not required to do so, concludes, or reasonably should have concluded, that the Company’s previously issued financial statements contain a material error, or (ii) the date a court or regulator or other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error.  For purposes of this Restatement Clawback Policy, Incentive-Based Compensation is deemed to be received in the Company’s fiscal period during which the Financial Reporting Measure (as defined below) is attained, even if payment or grant of the Incentive-Based Compensation occurs after the end of such period.  “Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure, but shall not include compensation earned or vested solely upon the passage of time such as time-vested stock options or restricted stock.   A “Financial Reporting Measure” means a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, any measure that is derived wholly or in part from such measure and stock price and total shareholder return.  “Executive Officer” means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, and any other person who performs similar policy-making functions for the Company, in each case who served in such capacity at any time during the performance period(s) attributable to such Awarded Compensation.

Recovery of Excess Incentive-Based Compensation.  To the extent that the Compensation Committee determines that the amount of the Awarded Compensation to one or more Executive Officers was more than or higher than the amount that should have been granted, earned or vested had such compensation been calculated based on such Financial Restatement (the “Adjusted Compensation”), except as provided below, the Compensation Committee shall require such Executive Officer(s) who received such higher compensation to reimburse the Company for the excess of the Awarded Compensation over the Adjusted Compensation (the “Excess Incentive-Based Compensation”).  For Incentive-Based Compensation, based on stock price or shareholder return, where the amount of Excess Incentive-Based Compensation is not subject to mathematical calculation directly from the information in the original and revised accounting statements, the amount of Excess Incentive-Based Compensation shall be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the receipt of Incentive-Based Compensation was based and the Company shall maintain and retain documentation of such reasonable estimate and provide such documentation to NASDAQ as required by the Restatement Clawback Rules.

Exception to Recovery.  The Company must recover all Excess Incentive-Based Compensation unless it would be impracticable to do so because the direct expense paid to a third party to assist in enforcing this Restatement Clawback Policy would exceed the amount to be recovered (“Impracticable”).  Before concluding that the recovery cost would exceed the amount to be recovered, the Company must first make a reasonable attempt to recover all Excess Incentive-Based Compensation.

Misconduct Clawback Policy

To the extent that the Compensation Committee determines, in its sole discretion, that one or more of the Executive Officers of the Company committed one or more willful acts of material fraud or material misconduct that directly or indirectly caused a Material Adverse Effect (as defined below), the Compensation Committee shall require such officer(s) who committed such act(s) to forfeit or reimburse the Company for some or all (as determined by the Compensation Committee in its sole discretion) of the Incentive-Based Compensation or other variable compensation awarded to or received by such officer(s) during the twelve-month period following the commission of the acts of fraud or misconduct and/or occurrence of a Material Adverse Effect, in either case, as determined by the Compensation Committee in its sole discretion.  Such forfeiture or reimbursement shall be sought,  unless it is Impracticable to do so or the Compensation Committee otherwise determines, in its sole discretion, that such forfeiture or recovery would not be in the best interests of the Company.  “Material Adverse Effect” means any event, change, development or occurrence, individually or together with any other event, change, development, or occurrence, that the Compensation Committee determines, in its sole discretion, is materially adverse to the finances, business, condition, assets, or results of operations of the Company.

Application of Clawback Policy

Supermajority Vote.  Any determination or other action by the Compensation Committee pursuant to these policies shall be made and taken by a vote of two-thirds of its members.

Manner and timing of Recoupment.  The manner of recoupment of compensation shall be determined by the Compensation Committee in its sole discretion and may include, without limitation, (a) cash, (b) Company stock; (c) offset against any compensation otherwise owed by the Company to the Executive Officer; (d) cancelation of outstanding vested or unvested equity awards; and/or (e) other remedial and recovery action permitted by law.  The Compensation Committee shall also determine, in its sole discretion, the date on which the Excess Incentive-Based Compensation shall be repaid to the Company, and may permit such recoupment to occur over a period of time not to exceed three years from the date of the demand.

Notification of Clawback Determination.  In the event the Compensation Committee determines to require the recovery or forfeiture of any compensation as provided for herein, the Compensation Committee shall notify the respective Executive Officer(s) in writing of the recovery or forfeiture demand (a “Clawback Notice”) and shall provide in such notice, in the event of a recovery demand, the manner of reimbursement and the date or time period during which reimbursement shall be made.

Appeal of Clawback Determination.  Upon receipt of a Clawback Notice, the Executive Officer(s) shall be given the opportunity to appear before the Compensation Committee, with or without counsel, within sixty (60) days of such receipt, to present such facts and circumstances that such Executive Officer(s) consider relevant to the Compensation Committee’s determination.  To the extent that the Executive Officer(s) appear before the Compensation Committee, the Compensation Committee shall consider all facts and circumstances presented by such Executive Officer(s) and shall render a final determination on the imposition of such recovery or forfeiture (the “Final Determination”) and provide written notice to such Executive Officer(s) of such Final Determination.  Upon the later of receipt of a Clawback Notice or a Final Determination, if applicable, the Executive Officer(s) receiving a recovery demand shall reimburse the Company in the manner prescribed in such Clawback Notice.

Offset.  To the extent that the Securities and Exchange Commission (“SEC”) seeks reimbursement of compensation on behalf of the Company pursuant to the Sarbanes-Oxley Act of 2002, any amount reduced, forfeited, or reimbursed to the Company by any Executive Officer on account of such action shall offset any amount owed to the Company pursuant to the Clawback Policy.

Attorney’s Fees.  To the extent that an Executive Officer subject to a recovery demand, or forfeiture retains counsel to represent the Executive Officer to appear before the Compensation Committee to challenge such determination or to challenge such determination in a legal proceeding brought in a court of competent jurisdiction and as a result of such challenge the Compensation Committee retracts, withdraws or rescinds all or part of such determination, or a court of competent jurisdiction rules that all or part of such determination is invalid or inconsistent with and unsupported by the Clawback Policy, the Company shall reimburse such Executive Officer for all of such officer’s reasonable costs and attorney’s fees in connection with such representation.

Effective Date.  The Policies set forth herein shall be effective for any applicable compensation to be earned by the applicable Executive Officers after January 1, 2016, under any applicable Company compensation policy, plan or program and shall be incorporated into any such applicable compensation policy, plan and program effective as of January 1, 2016.  Moreover, references herein to Financial Restatements shall only apply to financial statements that are originally filed with respect to fiscal year 2016 or later.

Authority to Bring Court Action   If any Executive Officer subject to a clawback recovery demand does not comply with such demand within the time period prescribed in the applicable Clawback Notice, and the Compensation Committee determines that such Executive Officer is unlikely to do so, the Compensation Committee may bring, or cause the Company to bring, an action in any court of competent jurisdiction against such Executive Officer to enforce such reimbursement.

Interpretation, Amendment and Termination

The Compensation Committee shall have the sole authority to interpret, construe and apply the policies set forth herein and to institute such rules or practices relating to such interpretation or construction and make such changes thereto as it deems necessary or appropriate.  It is anticipated that this policy will be amended to reflect final regulations adopted by the SEC under Section 10D of the Securities Exchange Act of 1934, as amended, and to comply with any rules or standards adopted by the Nasdaq Stock Market.  Such amendments shall be made in the Board’s discretion.  The Board may amend or terminate this Clawback Policy at any time.